EXHIBIT 21



Subsidiary List:

Youth Services International, Inc., a Maryland Corporation
Youth Services International of Colorado, Inc., a Maryland Corporation Youth Services International of Georgia, Inc., a Maryland Corporation Youth Services International of Illinois, Inc, a Maryland Corporation Youth Services International Investments, LLC, a Maryland Limited
     Liability Corporation
Youth Services International of Iowa, Inc., a Maryland Corporation Youth Services International of Minnesota, Inc., a Maryland Corporation Youth Services International of Nevada, Inc., a Maryland Corporation Youth Services International Holdings, Inc., a Maryland Corporation Youth Services International of Puerto Rico, a Maryland Corporation Youth Services International Real Property Partnership, a Maryland
     Limited Liability Corporation
Youth Services International of Tennessee, Inc., a Maryland Corporation Youth Services International of Delaware, Inc., a Delaware Corporation Youth Services International Holdings, Inc., a Delaware Corporation Youth Services International of South Dakota, Inc., a
     South Dakota Corporation
Youth Services International of Texas, a Texas Corporation
Youth Services International of Virginia, Inc., a Virginia Corporation